UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2024

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As disclosed in the Current Report on Form 8-K filed by BuzzFeed, Inc. (the “Company”) on March 8, 2024, Patrick Kerins, then a member of the Company’s board of directors and the audit committee of the board, notified the Company on March 6, 2024 that he did not intend to stand for re-election as a director of the Company at its 2024 annual meeting of stockholders (the “2024 Annual Meeting”). The Company then promptly notified the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Nasdaq Staff”) that, as a consequence of Mr. Kerins’ failure to seek re-election, following the 2024 Annual Meeting, the audit committee of the Company's board of directors would consist of two members and, as such, that the Company would no longer be in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that the audit committees of listed companies have a minimum of three members that satisfy certain criteria for service on the committee (the “Nasdaq Audit Committee Requirement”).
As discussed below in Item 5.07, on April 25, 2024, Company held the 2024 Annual Meeting. On April 26, 2024, as expected, the Company received a letter from the Nasdaq Staff notifying the Company that the Company was no longer in compliance with the Nasdaq Audit Committee Requirement.

The Company has until the earlier of its 2025 annual meeting of stockholders and April 25, 2025 (i.e., one year from the date on which the Company ceased to be compliant) to regain compliance. If the Company is not in compliance with the Nasdaq Audit Committee Requirement by that date, then the Staff will provide written notification to the Company that its Class A common stock will be subject to delisting. At that time, the Company may appeal the Nasdaq Staff’s delisting determination to the Nasdaq Listing Qualifications Panel. However, there can be no assurance that, if the Company receives a delisting notice and appeals the delisting determination, such an appeal would be successful. The Company intends to appoint a third member to the audit committee of the Company's board of directors prior to the expiration of the cure period in order to regain compliance with the Nasdaq Audit Committee Requirement.

Item 5.07     Submission of Matters to a Vote of Security Holders.
As noted in Item 3.01 above, on April 25, 2024, the Company held the 2024 Annual Meeting. The following is a brief description of each proposal voted upon at the 2024 Annual Meeting and the final voting results for each proposal. For more information about these proposals, please refer to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 11, 2024 in connection with the 2024 Annual Meeting.
Proposal 1: Election of a Director
Gregory Coleman was elected to the Company’s board of directors as a Class III director, to serve a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified. The results of the election were as follows:

Name of Nominee	For	Withheld
Gregory Coleman	306,072,249	709,697

Proposal 2: Authorization of a Reverse Stock Split

The stockholders approved the grant of discretionary authority to the Company's board of directors to (1) amend the Company's Second Amended and Restated Certificate of Incorporation, as amended, to combine outstanding shares of each of the Company’s Class A common stock and Class B common stock into a lesser number of outstanding shares of Class A common stock and Class B common stock, as the case may be, at a specific ratio within a range of one-for-two (1-for-2) to a maximum of a one-for-twenty five (1-for-25) split, with the exact ratio to be determined by the Company's board of directors in its sole discretion; and (2) effect such reverse stock split, if at all, within one year of the date the proposal is approved by our stockholders (i.e., by April 25, 2025).

The results of the vote were as follows:

For	Against	Abstain
306,481,700	249,692	50,554

Proposal 3: Appointment of the Company’s Independent Registered Public Accounting Firm
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the vote were as follows:

For	Against	Abstain
306,651,556	84,302	46,088
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 26, 2024
BuzzFeed, Inc.

		By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer